UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 12, 2013

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, Mr. Pradeep Ittycheria and Ms. Martha McGeary Snider resigned from the board of directors (the “Board”) of Virtual Piggy, Inc. (the “Company”), effective immediately.  Mr. Ittycheria and Ms. Snider were not considered to be independent directors and their resignations were the result of the Company’s desire to achieve a Board composed of a greater number of independent directors and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Ittycheria will continue in his role as the Company’s Chief Technology Officer and Ms. Snider will continue in her role as Chairperson of the Company’s Advisory Board.

Also on April 12, 2013, Mr. Harold Copperman and Mr. William Tobia were each appointed to the Board. In addition, on April 15, 2013, Mr. William Lyons was appointed to the Board.  There were no arrangements or understandings between Messrs. Copperman, Lyons or Tobia and the Company pursuant to which each such individual was appointed to the Board.  Mr. Lyons will serve as the Chair of the Audit Committee and be a member of Compensation Committee.  Mr. Tobia will serve as the Chair of the Compensation Committee.  Mr. Copperman will be a member of the Audit Committee and the Compensation Committee.

In connection with their appointments to the Board and pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”), on April 15, 2013 the Company granted each of Messrs. Copperman, Lyons and Tobia options (the “Options”) to purchase 250,000 shares of the Company’s common stock. The Options vest annually over a four year period and are exercisable for a term of five years at an exercise price of $1.85 per share.

In addition, in lieu of a quarterly cash retainer of $6,250, the Company granted under the Plan:  (i) 4,223 shares of restricted stock to each such individual for the second quarter ending June 30, 2013; (ii) 1,689 shares of restricted stock to Messrs. Lyons and Tobia for their service as a Chairman of the Audit and Compensation Committees, respectively; (iii) 507 shares of restricted stock to Mr. Lyons for his service on the Compensation Committee; and (iv) 1,014 shares of restricted stock to Mr. Copperman for his service on the Audit and Compensation Committees.  In each case, such shares of restricted stock will vest on April 15, 2014.

In addition, the Company also granted to current directors Mr. Kirk Bradley and Mr. Darr Aley under the Plan options to purchase 250,000 and 50,000 shares of the Company’s common stock under the Plan, respectively, each of which vests annually over a four year period and are exercisable for a term of five years at an exercise price of $1.85 per share.  The Company also granted, in lieu of a quarterly cash retainer of $6,250, 4,223 shares of restricted stock under the Plan to each such individual for the second quarter ending June 30, 2013 and an additional 507 shares of restricted stock to Mr. Bradley for his service on the Audit Committee.  In each case, such shares of restricted stock will vest on April 15, 2014.

Item 9.01                      Financial Statement and Exhibits

(d) Exhibits – The following exhibit is filed as part of this report:

99.1           Press Release of Virtual Piggy, Inc. dated April 15, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: April 17, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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